SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549


                             Form 8-K




                          CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934




Date of Report (Date of earliest event reported)  September 26, 1996
(May 31, 1996)




 Conestoga Enterprises, Inc.
(Exact name of registrant as specified in its charter)



 Pennsylvania                          33-30715             23-256-5087
(State or other jurisdiction         (Commission          (IRS Employer
 of incorporation)                    File Number)         Identification No.)



 202 East First Street, Birdsboro, Pennsylvania                19508
(Address of principal executive officers)                    (Zip Code)



Registrant's telephone number, including area code 610-582-8711

(Former name or former address, if changed since last report.)

Item 5.  Other Events.

    See the following Press Release, dated September 26, 1996, announcing the Company's Stock Buy Back Plan.





CONESTOGA ENTERPRISES, INC.                              NEWS RELEASE



FOR IMMEDIATE RELEASE                                    SEPTEMBER 26, 1996



              CONESTOGA ENTERPRISES, INC. ANNOUNCES
                       STOCK BUY BACK PLAN


Birdsboro, Pennsylvania

    The Board of Directors of Conestoga Enterprises, Inc. (NASDAQ-CENI) at its monthly meeting held on September 24, 1996, announced that it has authorized the repurchase, from time to time, of up to one hundred thousand shares of the common stock of CEI on the open market or in negotiated transactions, depending upon market conditions and other factors. CEI has approximately four million five hundred thousand shares of common stock outstanding.
    Conestoga Enterprises, Inc. is a diversified telecommunications company that provides local telephone, long distance, and paging services to approximately 65,000 customers in southeastern and central PA. Conestoga Enterprises, Inc. also sells and services business telecommunications systems and markets products such as Centrex, Voicemail, ISDN, and Caller ID.

Contact:  Donald R. Breitenstein
          Controller
          610-582-6226

               or

          Suzanne F. Torak
          Corporate Stock Administrator
          610-582-6202


          SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                        CONESTOGA ENTERPRISES, INC.


                        By:/s/ John R. Bentz
                           Name:   John R. Bentz
                           Title:  President

Date:  October 1, 1996